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                                                                   Exhibit 10.31


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                           EXCLUSIVE LICENSE AGREEMENT


                                 BY AND BETWEEN


                                  SEPRACOR INC.

                                       AND

                              SCHERING-PLOUGH LTD.
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                                TABLE OF CONTENTS
                           EXCLUSIVE LICENSE AGREEMENT

                                                                            PAGE
                                                                            ----


ARTICLE I - DEFINITIONS........................................................1

1.1 Affiliate..................................................................1

1.2 Calendar Quarter...........................................................2

1.3 Calendar Year..............................................................2

1.4 Combination Product........................................................2

1.5 DCL........................................................................2

1.6 [**].......................................................................2

1.7 Effective Date.............................................................3

1.8 First Commercial Sale......................................................3

1.9 HRD........................................................................3

1.10 HSR Act...................................................................3

1.11 Improvement...............................................................3

1.12 Improvement Patent........................................................3

1.13 Increased Royalty Commencement Date.......................................3

1.14 Licensed Compound.........................................................4

1.15 Licensed Product(s).......................................................4

1.16 NDA.......................................................................4

1.17 Net Sales.................................................................4

1.18 Patent Rights.............................................................6

1.19 Proprietary Information...................................................6

1.20 Regulatory Approval.......................................................6

1.21 Sepracor Know-How.........................................................6

1.22 Sublicensee...............................................................7

1.23 Territory.................................................................7

1.24 Term......................................................................7


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1.25 [**]......................................................................8

1.26 Valid Claim...............................................................8

ARTICLE II - LICENSE; DISCLOSURE OF INFORMATION; DEVELOPMENT AND
COMMERCIALIZATION..............................................................8

2.1 Exclusive License Grant....................................................8
      (a) License..............................................................8
      (b) Right to Sublicense..................................................8
      (c)  Additional License..................................................8
2.2 Non-Exclusive License Grant................................................9
2.3 Disclosure of Information..................................................9
2.4 HSR Filing and Approvals..................................................10
      (a) HSR Filing..........................................................10
      (b) Sepracor's Obligations..............................................10
      (c) Additional Approvals................................................10
2.5 Schering's Development Obligations........................................11
      (a) Schering Diligence..................................................11
      (b) Opportunity to Cure.................................................12
      (c) Research and Development Activities.................................12
      (d) Licensed Product Registrations; Pricing Reimbursement...............12
      (e) Data................................................................13
      (f) Assistance by Sepracor..............................................13
2.6 Independent Discoveries by Schering.......................................14
2.7 Excused Performance.......................................................14
2.8 Other Studies.............................................................14
2.9 Reports...................................................................15

ARTICLE III - PAYMENTS; ROYALTIES AND REPORTS.................................15

3.1 Consideration for License.................................................15
3.2 Royalties.................................................................15
      (a) Royalty Rates.......................................................15
      (b) Royalty Where Third Party Sales of DCL..............................17
      (c) Term and Scope of Royalty Obligations...............................18
      (d) Third Party Licenses................................................18
      (e) Compulsory Licenses.................................................20
3.3 Reports and Payment of Royalty; Payment Exchange Rate and
    Currency Conversions......................................................20
      (a) Royalties Paid Quarterly............................................20
      (b) Method of Payment...................................................20

3.4 Maintenance of Records; Audits............................................21
      (a) Record Keeping by Schering..........................................21


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      (b) Underpayments/Overpayments..........................................22
      (c) Record Keeping by Sublicensee.......................................22
      (d) Confidentiality.....................................................22
3.5 Income Tax Withholding....................................................23
3.6 Direct Affiliate Licenses.................................................23

ARTICLE IV - PATENTS..........................................................23

4.1 Filing, Prosecution and Maintenance of Patents............................23
4.2 Option of Schering to Prosecute and Maintain Patents......................23
4.3 Enforcement...............................................................24
      (a) Notice and Discontinuance of  Infringement..........................24
      (b) Continuance of Infringement.........................................24
4.4 Third Party Infringement Suit.............................................25
4.5 Certification Under Drug Price Competition and Patent
    Restoration Act...........................................................25
4.6 Abandonment...............................................................26
4.7 Patent Term Restoration...................................................26
4.8 Notices Regarding Patents.................................................26

ARTICLE V - CONFIDENTIALITY AND PUBLICATION...................................27

5.1 Confidentiality...........................................................27
      (a) Nondisclosure Obligation............................................27
      (b) Disclosure to Agents................................................28
      (c) Disclosure to a Third Party.........................................28
5.2 Return of Proprietary Information.........................................29
5.3 Publicity.................................................................29
5.4 Publication...............................................................32

ARTICLE VI - REPRESENTATIONS AND WARRANTIES...................................32

6.1 Representations and Warranties of Each Party..............................32
6.2 Sepracor's Representations................................................34
6.3 Schering's Representations................................................36
6.4 Continuing Representations................................................36
6.5 No Inconsistent Agreements................................................36
6.6 Representation by Legal Counsel...........................................36

ARTICLE VII - INDEMNIFICATION AND LIMITATION ON LIABILITY.....................36

7.1 Indemnification by Schering...............................................36
7.2 Indemnification by Sepracor...............................................37
7.3 Conditions to Indemnification.............................................37
7.4 Settlements...............................................................38
7.5 Limitation of Liability...................................................38
7.6 Insurance.................................................................38


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ARTICLE VIII - TERM AND TERMINATION...........................................39

8.1 Term and Expiration.......................................................39
8.2 [**]......................................................................39
8.3 Termination...............................................................39
      (a) Termination for Cause...............................................39
      (b) Effect of Termination for Cause on License..........................40
             (i) Termination by Schering......................................40
            (ii) Termination by Sepracor......................................40
           (iii) Effect of Bankruptcy.........................................40
8.4 Effect of Termination.....................................................40

ARTICLE IX - MISCELLANEOUS....................................................41

9.1 Assignment................................................................41
9.2 Governing Law.............................................................41
9.3 Waiver....................................................................42
9.4 Independent Relationship..................................................42
9.5 Export Control............................................................42
9.6 Entire Agreement; Amendment...............................................42
9.7 Notices...................................................................43
9.8 Provisions for Insolvency.................................................44
      (a) Effect on Licenses..................................................44
      (b) Rights to Intellectual Property.....................................45
      (c) Schering's Rights...................................................45
      (d) Deemed Grant of Rights..............................................46
      (e) Security Interests..................................................46
9.9 Force Majeure.............................................................46
9.10 Severability.............................................................47
9.11 Counterparts.............................................................47
9.12 Captions.................................................................47
9.13 Recording................................................................47
9.14 Further Actions..........................................................47


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SCHEDULES

SCHEDULE 1.18  ....................................................Patent Rights
SCHEDULE 2.8..................................Adverse Event Reporting Procedures
SCHEDULE 5.3.......................................................Press Release
SCHEDULE 6.1(d).............................................Fleet Bank Agreement
SCHEDULE 6.1(h)......................................Pending Patent Applications
SCHEDULE 6.2(c)...........................Exclusive License Agreement/Assignment
SCHEDULE 6.2(d)...........................Exclusive License Agreement/Assignment
SCHEDULE 6.2(e)...................................  Third Party Patent Positions
SCHEDULE 6.2(h)...................................  Third Party Patent Positions
SCHEDULE 6.2(k)...........................Exclusive License Agreement/Assignment
SCHEDULE 6.5 .............................Exclusive License Agreement/Assignment
SCHEDULE 9.2 .............................................Arbitration Provisions


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                           EXCLUSIVE LICENSE AGREEMENT

         THIS EXCLUSIVE LICENSE AGREEMENT (the "Agreement") is made as of December 5, 1997 by and between SEPRACOR INC., a Delaware corporation having its principal place of business at 111 Locke Drive, Marlborough, Massachusetts 01752, (hereinafter referred to as "Sepracor") and SCHERING-PLOUGH LTD., a corporation organized and existing under the laws of Switzerland and having its principal place of business at Topferstrasse 5, 6004 Lucerne, Switzerland (hereinafter referred to as "Schering"). Sepracor and Schering are sometimes referred to herein individually as a party and collectively as the parties. References to "Schering" and "Sepracor" shall include their respective Affiliates (as hereinafter defined).

         WHEREAS, Sepracor has developed certain Sepracor Know-How and has rights to Patent Rights relating to the loratadine metabolite known as DCL (each as hereinafter defined); and

         WHEREAS, Schering, together with its Affiliates (as hereinafter defined) possesses extensive capabilities in the development and commercialization of pharmaceutical products on a worldwide basis; and

         WHEREAS, Schering desires to obtain and Sepracor is willing to grant to Schering, an exclusive license under the Patent Rights and to use the Sepracor Know-How, upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, Schering and Sepracor hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth below:


         1.1 "Affiliate" shall mean any individual or entity directly or indirectly controlling, controlled by or under common control with, a party to this Agreement. For purposes of this Agreement, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of an entity shall be deemed to constitute control. Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control, provided, however, that Schering shall not be deemed to exercise control over any entity solely because such entity relies on Schering for a majority of its business.


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         1.2 "Calendar Quarter" shall mean the respective periods of three (3)
consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect.

         1.3 "Calendar Year" shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31, for so long as this Agreement is in effect.

         1.4 "Combination Product" shall mean a Licensed Product which comprises two (2) or more active ingredients at least one (1) of which is Licensed Compound.

         1.5 "DCL" shall mean any form (including, without limitation, any salt, hydrate, crystalline structure or the like) of the loratadine metabolite known as descarboethoxyloratadine, also identified by the chemical name
8-chloro-6,11-dihydro-11-(4-piperidylidene)-5H-benzo[5, 6] cyclohepta[1,2-b] pyridine.

         1.6 [**] shall mean [**] in the Territory containing [**] (including, without limitation, [**] (without any [**] and without any [**] (including, without limitation, [**] (without any [**] and without any [**].

         1.7 "Effective Date" shall mean the next business day following the last to occur of (i) expiration or earlier termination of any notice and waiting period under the HSR Act; or (ii) delivery of fully executed counterparts of this Agreement.

         1.8 "First Commercial Sale" shall mean, with respect to any Licensed Product, the first sale by Schering to any third party, not an Affiliate or Sublicensee, of such Licensed Product.

         1.9 "HRD" shall mean a health registration dossier or its equivalent, submitted to a national government or a supranational governmental authority, consisting of the chemical, pharmaceutical and biological documentation; the toxicological and pharmacological documentation; and the clinical documentation respectively, and covering a Licensed Product which is filed in any country outside the United States and which is analogous to a new drug application, product license application or its equivalent filed with the United States Food and Drug Administration seeking approval to market and sell a Licensed Product in the Territory and including, where applicable, applications for pricing, pricing reimbursement approval, labeling and Regulatory Approval.


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         1.10 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements
Act of 1976, as amended.

         1.11 "Improvement" shall mean any enhancement in the formulation, ingredients, preparation, presentation, means of delivery, dosage, packaging of, manufacture, or any new or expanded therapeutic indications(s) for, Licensed Product, Licensed Compound or any other loratadine metabolite, in each case which is developed prior to or during the Term of this Agreement by or on behalf of Sepracor.

         1.12 "Improvement Patent" shall mean any patent (except DCL Formulation Patent and Use Patent) containing claims that cover an Improvement.

         1.13 "Increased Royalty Commencement Date" shall mean the following:

         (i) with regard to the United States that date which is the later of:
         [**]; or (B) [**].

         (ii) with regard to any country in the Territory other than the United States that date which is the later of: (A) [**] or (ii) [**].

         1.14 "Licensed Compound" shall mean DCL.

         1.15 "Licensed Product(s)" shall mean any form or dosage of pharmaceutical composition or preparation in final form for sale by prescription, over-the-counter or any other method, which contains as an active ingredient the Licensed Compound, including, without limitation, Combination Products.

         1.16 "NDA" shall mean a New Drug Application or its equivalent filed with the United States Food and Drug Administration seeking approval to market and sell a Licensed Product in the United States.

         1.17 "Net Sales" shall mean the invoice prices on all sales of Licensed Product by Schering, its Affiliates or Sublicensees to an unaffiliated third party and exclusive of intercompany transfers or inter-company sales, less deductions from such gross amounts for: (i) normal and customary trade, cash and quantity discounts, allowances and credits; (ii) credits or allowances actually granted for damaged goods, returns or rejections of Licensed Product and retroactive price reductions; (iii) sales taxes, duties or other taxes with respect to such sales (including duties or other governmental charges levied on, absorbed or otherwise imposed on the sale of Licensed Product including, without


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limitation, value added taxes or other governmental charges otherwise measured by the billing amount, when included in billing but excluding income or other taxes levied with respect to gross receipts) actually collected by Schering, its Affiliates or Sublicensees and included in the invoice amount; (iv) insurance, postage, customs duties and transportation costs incurred in shipping Licensed Product(s) to unaffiliated third parties actually collected by Schering, its Affiliates or Sublicensees separately itemized and included in the invoiced amount; (v) charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups; (vi) rebates (or equivalents thereof) granted to or charged by national, state or local governmental authorities in countries other than the United States; and (vii) actual trade receivables considered bad debt and deemed uncollectable, provided that (A) such receivables have been written off the permanent books and records of Schering and are not only reserved as uncollectable, and (B) any full or partial settlements subsequently received shall be reinstated as Net Sales, provided, however, that in the event any amounts described in this subsection (vi) are applied retroactively and the result is that Net Sales differ to the extent that the royalty due pursuant to Sections 3.2(a)(iii) and (iv) is changed, then adjustment shall be made for such changed royalty. In the event that Licensed Product is (A) transferred for consideration other than cash, or (B) as part of a bundle, the Net Sales for such Licensed Product will be calculated based on the unit price for such Licensed Product sales being equal to the average unit price of such Licensed Product sold unbundled in a cash transaction.

         In the event that Licensed Product is sold in the form of a Combination Product containing as active ingredients only Licensed Compound and [**] then Net Sales for such Combination Product will be calculated based on the invoice price for such Combination Product in accordance with the preceding paragraph. In the event that Licensed Product is sold in the form of any other Combination Product, Net Sales for such Combination Product will be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where: A is the invoice price of the Licensed Compound contained in the Combination Product if sold separately by Schering, an Affiliate or Sublicensee and B is the invoice price of any other active component or components in the Combination Product if sold separately by Schering, an Affiliate or Sublicensee. In the event that the Licensed Product is sold in the form of a Combination Product containing one or more active ingredients other than Licensed Compound and one or more such active ingredients of the Combination Product are not sold separately, then the above formula shall be modified such that A shall be the total cost to Schering, its Affiliate or Sublicensee(s) of the Licensed Compound and B shall be the total cost to Schering, its Affiliate or Sublicensee of any other active component or components in the combination. Notwithstanding the previous two sentences, in no event shall Net Sales for any Combination Product be calculated at less than the average unit price of Licensed Product, excluding a Combination Product, sold unbundled in a cash transaction.


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         1.18 "Patent Rights" shall mean Use Patent, DCL Formulation Patent, and
Improvement Patents, and patent applications in the Territory corresponding thereto including, but not limited to, all issued patents, as set forth in
Schedule 1.18, any and all substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates or any like filing thereof, and provisional applications of any such patents and patent applications and any international equivalent of any of the foregoing.

         1.19 "Proprietary Information" shall mean Sepracor Know-How and all other scientific, clinical, regulatory, marketing, financial and commercial information or data, whether communicated in writing, verbally or electronically, which is provided by one party to the other party in connection with this Agreement. When Propriety Information is disclosed in a manner other than in writing, it shall be reduced to written form, marked "Confidential" and transmitted to the receiving party within twenty (20) business days of disclosure to the receiving party.

         1.20 "Regulatory Approval" shall mean any applications or approvals, including any NDA's, HRD's, supplements, amendments, pre- and post-approvals, marketing authorizations based upon such approvals (including any prerequisite manufacturing approvals or authorizations related thereto) and labeling approval(s), technical, medical and scientific licenses, registrations or authorizations of any national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the development, manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of Licensed Product(s) and/or Licensed Compound(s) in the Territory.

         1.21 "Sepracor Know-How" shall mean any of Sepracor's or its Affiliates' information and materials, except as otherwise provided in the last sentence hereof, relating to the research, development, registration, manufacture, marketing, use or sale of Licensed Compound and/or Licensed Product which prior to or during the Term of this Agreement are developed by or at the request of Sepracor or its Affiliates or in Sepracor's or its Affiliates' possession or control through license or otherwise (provided that Sepracor is permitted to make disclosure thereof to Schering without violating the terms of any third party agreement), and which are not generally known. Sepracor Know-How shall include, without limitation, discoveries, practices, methods, knowledge, Improvements, processes, formulas, data, ideas, skill, experience, inventions, know-how, technology, trade secrets, manufacturing procedures, purification and isolation techniques, instructions, test data and other intellectual property, patentable or


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otherwise, relating to Licensed Compound, Licensed Product or any loratadine metabolite that is related to the use or administration of DCL, including without limitation, test procedures and other new technologies derived therefrom. Sepracor Know-How shall also include, without limitation: (i) all biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical, safety, manufacturing and quality control data and information related thereto; (ii) compositions of matter, assays and biological materials specifically relating to development, manufacture, use or sale of any Licensed Compound, Licensed Product and/or any [**] that is related to the use or administration of DCL; and (iii) all applications, registrations, licenses, authorizations, approvals and correspondence submitted to or received from any regulatory authorities with jurisdiction in the Territory over an investigational drug containing Licensed Compound and/or Licensed Product (including, without limitation, minutes and meeting notes relating to any communications with any regulatory authority with jurisdiction in the Territory over an investigational drug containing Licensed Compound and/or Licensed Product). Subject to the terms and conditions of Section 2.8, Sepracor Know-How shall not include any information or materials developed by Sepracor or its Affiliates (without use of Proprietary Information in violation of this Agreement), using Licensed Compound or Licensed Product made commercially available by, on behalf of, or with the consent of, Schering, its Affiliates or Sublicensees.

         1.22 "Sublicensee" shall mean any party not an Affiliate of Schering, which party is authorized directly or indirectly by Schering or its Affiliates through express or implied license or consent to discover, develop, make, have made, import, export, use, distribute, market, promote, offer for sale and sell Licensed Compound and/or Licensed Product(s) under Section 2.1(b).

         1.23     "Territory" shall mean the entire world.

         1.24 "Term" shall mean the period commencing on the Effective Date and unless terminated earlier pursuant to the relevant provisions of Article VIII shall continue until the expiration of the last to expire of the Patent Rights.

         1.25     "[**]" shall mean [**]

         1.26 "Valid Claim" shall mean a claim of an issued and unexpired patent in a country in the Territory included within the Patent Rights, which (i) has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed


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for appeal; or (ii) has not been abandoned, disclaimed, or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.

                                   ARTICLE II
      LICENSE; DISCLOSURE OF INFORMATION; DEVELOPMENT AND COMMERCIALIZATION

         2.1      Exclusive License Grant.

                  (a) License. Sepracor hereby grants to Schering, as of the Effective Date, an exclusive license, exclusive even as to Sepracor, and immunity from suit by Sepracor, in the Territory to discover, develop, make, have made, import, export, use, distribute, market, promote, offer for sale and sell Licensed Compound and/or Licensed Product(s) under the Patent Rights and Sepracor Know-How, such exclusivity subject to Section 2.8 hereof. Furthermore, Sepracor retains all rights under the Patent Rights not expressly granted to Schering by this Section 2.1, and the right to use Sepracor Know-How pursuant to Section 5.1(c) below

                  (b) Right to Sublicense. The license granted to Schering under
         Section 2.1(a) shall include the right to grant sublicenses to Affiliates and/or any third party, provided that Schering remains responsible to Sepracor under this Agreement.

                  (c) Additional License. If Schering develops any [**] covered by an Improvement Patent, Sepracor hereby grants to Schering an exclusive license, exclusive even as to Sepracor, in the Territory to discover, develop, make, have made, import, export, use, distribute, market, promote, offer for sale and sell such [**] on license terms substantially similar to those set forth in this Agreement.

         2.2 Non-Exclusive License Grant. In the event that the discovery, development, making, having made, importing, exporting, use, distribution, marketing, promotion, offering for sale or sale by Schering, its Affiliates and/or Sublicensees of Licensed Compound and/or Licensed Product(s) in the Territory would infringe during the Term of this Agreement a claim of an issued letters patent, and/or any patent rights which Sepracor owns or has the rights to license and which patents are not covered by the grant in Section 2.1, Sepracor hereby grants to Schering and its Affiliates, to the extent Sepracor is legally able to do so, a non-exclusive, royalty-free license and immunity from suit by Sepracor in the Territory under such issued letters patent solely for Schering, its Affiliates and/or Sublicensees to discover, develop, make, have made, use, distribute,


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market, promote, offer for sale and sell Licensed Compound and/or Licensed
Product(s) in the Territory.

         2.3 Disclosure of Information. Promptly after the Effective Date, Sepracor shall, at its own cost use good faith reasonable efforts to, disclose to Schering in writing, or via mutually acceptable electronic media, copies or reproductions of all Sepracor Know-How not previously disclosed to Schering in order to enable Schering to exploit its rights granted under Section 2.1 and, if applicable, Section 2.2 of this Agreement. In addition, during the Term of this Agreement Sepracor shall promptly disclose to Schering in writing, or via mutually acceptable electronic media, on an ongoing basis copies or reproductions of all new Sepracor Know-How that is reasonably necessary to research, development, registration, manufacture, marketing, use or sale of Licensed Compound and/or Licensed Product. Such Sepracor Know-How and other information shall be automatically deemed to be within the scope of the licenses granted herein without payment of any additional compensation. Upon Schering's request but reasonably subject to Sepracor's other business requirements, Sepracor shall provide reasonable technical assistance to enable Schering to utilize such additional Sepracor Know-How, provided, that Schering shall promptly reimburse Sepracor for reasonable out-of-pocket costs and expenses incurred by Sepracor in providing such technical assistance. Sepracor shall invoice Schering for such costs and expenses, and shall provide documentation for the invoice. The invoice shall be payable to Sepracor or its designee(s) [**] days after receipt by Schering of the invoice provided, however, that such cost and out-of-pocket expenses must be identified prior to being committed to by Sepracor and provided to Schering to determine whether Schering agrees to have the technical assistance provided at such cost and the final amount sought to be reimbursed shall not exceed [**] of the estimated cost without Schering's prior written consent. Schering shall be under no obligation to reimburse Sepracor for out-of-pocket costs and expenses incurred by Sepracor without Schering's agreement. Schering shall have the right to use for all purposes in connection with obtaining any Regulatory Approval for the Licensed Product(s) all Sepracor Know-How and other information, disclosed pursuant to this Section and under this Agreement.

         2.4 HSR Filing and Approvals.

                  (a) HSR Filing. To the extent necessary, each of Sepracor and Schering shall file, within ten (10) days after the date of this Agreement, with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") any notification and report form (the "Report") required of it in the reasonable opinion of either or both parties


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         under the HSR Act with respect to the transactions as contemplated hereby and shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its Report and to proceed to obtain necessary approvals under the HSR Act, including but not limited to the expiration or earlier termination of any and all applicable waiting periods required by the HSR Act.

                  (b) Sepracor's Obligations. Sepracor shall use good faith reasonable efforts to assist Schering in eliminating any concern on the part of any court or government authority regarding the legality of the proposed transaction, including, if required by federal or state antitrust authorities, Schering's promptly taking all reasonable steps to secure government antitrust clearance. Sepracor shall cooperate in good faith at its own cost with any government investigation and promptly produce documents and information demanded by a second request for documents and of witnesses if requested.

                  (c) Additional Approvals. Sepracor and Schering will cooperate and use respectively all reasonable efforts to make all other registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications authorizations, permits and waivers, if any, and to do all other things reasonably necessary or desirable in Schering's opinion for the consummation of the transactions as contemplated hereby (including, without limitation, those act required to obtain necessary approvals under any foreign equivalent antitrust statute to the HSR Act or regulation from any government or regulatory authority having the requisite jurisdiction provided, however, that Schering shall promptly reimburse Sepracor for reasonable out-of-pocket cost and expenses incurred by Sepracor in providing such cooperation. Sepracor shall invoice Schering for such costs and expenses, and shall provide documentation for the invoice. The invoice shall be payable to Sepracor or its designee(s) [**] days after receipt by Schering of the invoice.

         2.5      Schering's Development Obligations.

                  (a) Schering Diligence. Schering shall, at Schering's expense, and subject to Sepracor's compliance with its obligations under Sections 2.3 and 2.4, use [**] to develop, obtain Regulatory Approval for, and commercialize the Licensed Product(s) in the Territory. The parties acknowledge and agree that all business decisions including, without limitation, decisions relating to Schering's research,


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         development, registration, manufacture, sale, commercialization, design, price, distribution, marketing and promotion of Licensed Products covered under this Agreement, shall be within the sole discretion of Schering. Sepracor acknowledges that Schering is in the business of developing, manufacturing and selling pharmaceutical products and, subject to the provisions of this Section, nothing in this Agreement shall be construed as restricting such business or imposing on Schering the duty to market and/or sell and exploit Licensed Compound or Licensed Product for which royalties are payable hereunder to the exclusion of, or in preference to, any other product, or in any way other than in accordance with its normal commercial practices. [**].

                  (b) Opportunity to Cure. If, in Sepracor's reasonable opinion, Schering fails to comply with any of its diligence obligations under Sections 2.5(a) and (c), then Sepracor shall have the right to give Schering written notice thereof stating in reasonable detail the particular failure(s). Schering shall have a period of [**] days from the receipt of such notice to correct the failure or, in the event that the failure cannot be reasonably cured within a [**] day period, then Schering shall initiate actions reasonably expected to cure the failure within[**] days of receiving notice and shall thereafter diligently pursue such actions to cure the failure (even if requiring longer than the [**] days specified in Section 8.3(a)(i)). In the event of a dispute as to whether or not Schering has failed to exercise due diligence under Sections 2.5(a) and 2.5(c) or whether Schering is diligently pursuing actions reasonably expected to cure such failure under this Section 2.5(b), such dispute shall be resolved through binding arbitration in accordance with Section 9.2.

                  (c) Research and Development Activities. Subject to its diligence obligations set forth in Section 2.5(a), following the Effective Date, Schering shall be responsible, at its cost and expense, and in its sole judgment, for all research and development activities which are necessary to obtain Regulatory Approval for a Licensed Product in the Territory and any post-approval studies required as a condition of obtaining any Regulatory Approval for a Licensed Product. In addition, Schering shall be responsible for any other studies (or portions of studies) necessary or desirable, in its sole judgment, for maintaining any Regulatory Approval in the Territory, as well as any pre-marketing studies prior to Regulatory Approval and post-marketing studies conducted following a Regulatory Approval.

                  (d) Licensed Product Registrations; Pricing Reimbursement Approvals. Subject to its diligence obligations set forth in Section 2.5(a), Schering shall be


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         responsible, at its cost and expense, and in its sole judgment, for determining the appropriate regulatory strategy, for obtaining and maintaining all Regulatory Approvals and for obtaining and maintaining any pricing and reimbursement approvals required for the sale of Licensed Product in the Territory. Each Regulatory Approval and each pricing and reimbursement approval shall be placed in Schering's name or the name of a Schering Affiliate unless applicable law requires, or Sepracor and Schering otherwise agree, that an approval be solely or jointly in the name of Sepracor or a designated Sepracor Affiliate. Sepracor agrees that notwithstanding such Regulatory Approval or pricing and reimbursement approval in its name, Schering retains the exclusive rights to make, have made, import, export, use, distribute, promote, offer for sale and sell Licensed Compound and/or Licensed Product(s) as granted Schering in Section 2.1.

                  (e) Data. Schering shall own all data arising out of studies performed by or on behalf of Schering under this Article II. Studies performed pursuant to Section 2.8 shall not be deemed studies performed by or on behalf of Schering.

                  (f) Assistance by Sepracor. In connection with any NDA, HRD or other application for Regulatory Approval relating to Licensed Product, Sepracor shall, at Schering's reasonable request but reasonably subject to Sepracor's other business requirements, provide to Schering in a prompt manner responses to questions which have been raised by any regulatory authority in connection with such application for Regulatory Approval and further provide to Schering estimates of Sepracor's out-of-pocket costs for rendering such assistance. Sepracor shall assist Schering from time to time, at Schering's reasonable request but reasonably subject to Sepracor's other business requirements, in the design and implementation of clinical studies. Sepracor shall reasonably assist Schering to enable Schering to self-source bulk material for the manufacture of Licensed Compound and/or Licensed Product. Schering shall have no obligation whatsoever to purchase any bulk material or Licensed Compound from Sepracor. Schering shall reimburse Sepracor for its reasonable out-of-pocket costs and expenses incurred in rendering assistance under this Section 2.5(f) (but no more than [**] of those costs which Sepracor estimated, as provided above, that the work would cost unless Schering provides written approval). Sepracor shall invoice Schering for such costs and expenses, and shall provide documentation for the invoice. The invoice shall be payable to Sepracor or its designee(s) [**] days after receipt by Schering of the invoice, provided, however, that Schering


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         shall be under no obligation to reimburse Sepracor for out-of-pocket costs and expenses incurred by Sepracor without Schering's agreement.

         2.6 Independent Discoveries by Schering. Sepracor acknowledges that Schering and/or its Affiliates have ongoing research programs which may now or in the future independently discover, develop and/or acquire technologies and/or products relating to treatment and prevention of any disease, disorder or condition in humans or animals. Sepracor agrees that such technologies and products, to the extent discovered without use of Sepracor Know-How, will not be deemed to be Sepracor Know-How.

         2.7 Excused Performance. In addition to the provisions of Article VIII and Section 9.9, the obligations of Schering with respect to a Licensed Product under Sections 2.5(a), 2.5(c) and 2.5(d) are expressly conditioned upon the continuing absence of any adverse condition or event which warrants a delay in commercialization of a Licensed Product including, but not limited to, an adverse condition or event relating to the safety or efficacy of a Licensed Product or unfavorable labeling or lack of Regulatory Approval, and the obligation of Schering to develop or market any such Licensed Product (or, if appropriate, all Licensed Product) shall be delayed or suspended so long as in Schering's reasonable opinion any such condition or event exists.

         2.8      Other Studies.

                  (a) [**] Sepracor shall conduct no studies, formulation research or preclinical or clinical trials with Licensed Compound without the express written consent of Schering, including the prior written approval of any protocols to be used and any amendments thereto. Sepracor shall request Schering's written consent by complying with the notice provisions of Section 9.7. Schering may grant or withhold such consent in its sole discretion and if Sepracor receives no response within [**] from Sepracor's request for such consent, Schering's consent is deemed to have been given. Sepracor acknowledges that all Sepracor research results under this Section 2.8(a) shall constitute Sepracor Know-How; accordingly, Sepracor shall provide to Schering the results from such research and any background information requested, at no additional royalty. Sepracor shall be permitted to disclose such results to third parties only as provided under Section 5.1(c) below. At the option of Schering, Schering may have its representative(s) monitor any approved preclinical, clinical or other studies.

                  (b) [**] provided that [**] this Agreement. [**].



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         2.9 Reports. Schering shall provide Sepracor with quarterly reports of the status of the research and development activities and progress of any Regulatory Approval, as applicable, in connection with Licensed Product in the Territory. Further, Schering shall inform Sepracor of [**].

                                   ARTICLE III
                         PAYMENTS; ROYALTIES AND REPORTS

         3.1 Consideration for License. In partial consideration for the licenses granted to Schering hereunder, Schering shall pay to Sepracor a license fee ("License Fee") of five million dollars ($5,000,000), which payment shall be due within [**] following the Effective Date. The License Fee shall be recovered by reducing the royalty payments set forth in Section 3.2 until Schering recoups the License Fee, provided, however, that no single royalty payment shall be reduced by greater than [**] of the payment due to Sepracor.

         3.2      Royalties.

                  (a) Royalty Rates. In further consideration for the licenses granted to Schering hereunder, subject to the terms and conditions of this Agreement, Schering shall pay to Sepracor royalties, on a country-by-country basis as follows:

                           (i) For so long as the [**] in the applicable country
                  in the Territory contains a Valid Claim, for the period commencing with the [**] of Licensed Product until the [**] of all annual Net Sales of Licensed Product in such country;

                           (ii) For the period commencing on [**]:

                                (A) the [**] in the applicable country in the Territory or

                                (B) the [**] containing a Valid Claim in the applicable country in the Territory so long as patents included in the [**] have, cumulatively, the scope provided in both clauses (i) and (ii) of Section 1.6, until the [**], in addition to the royalty set forth in Section 3.2 (a)(i), Schering shall pay to Sepracor an additional [**] of all annual Net Sales of Licensed Product in such country;


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                           (iii) For the period commencing on the applicable
                  [**] in each country in the Territory until the later of the expiration date (including as the following patent(s) may be extended pursuant to 35 U.S.C. Section 156 or other patent extension statute) of:

                                (A) the [**], containing a Valid Claim, or

                                (B) the patents included in [**], containing a Valid Claim in the applicable country in the Territory, so long as patents included in the [**] have, cumulatively, the scope provided in both clauses (i) and (ii) of Section 1.6,

                                [**] of annual Net Sales of Licensed Product in the applicable country if Net Sales in the Territory in any Calendar Year are below [**];

                           (iv) For the period commencing on the applicable [**]
                  in each country in the Territory until the later of the expiration date (including as such patent(s) may be extended pursuant to 35 U.S.C. Section 156 or other patent extension statute) of:

                                (A) the [**], containing a Valid Claim, or

                                (B) the patents included in [**], containing a Valid Claim, in the applicable country in the Territory, so long as patents included in the [**] have, cumulatively, the scope provided in both clauses (i) and (ii) of Section 1.6, if Net Sales in the Territory in any Calendar Year are [**] or more, [**] of annual Net Sales of Licensed Product in the applicable country in the Territory on the fraction of Net Sales in the applicable country in the Territory equal to [**] Net Sales in the Territory of Licensed Product in U.S. dollars); and

                           (v) In that year of the occurrence of the [**],
                  should the [**] occur on a date other than January 1st, the calculations and payments due under Sections 3.2(a)(iii) and 3.2(a)(iv) shall be based only on sales that occur subsequent to the [**].


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                  (b) Third Party Sales of DCL. Notwithstanding any other
         provision of this Agreement, in the event that any third party receives approval from the FDA or the applicable regulatory authority to market a product incorporating DCL in a country in the Territory without Schering's consent then Sepracor shall receive the calculated royalty provided in Section 3.2(a) (i)-(iv) for a period of [**] after such approval. After such [**] period Schering shall have no further obligation to pay any royalty in such country in the Territory on the Net Sales of Licensed Compound and/or Licensed Product pursuant to
         Section 3.2(a) during any period in which such third party product incorporating DCL is being marketed in such country in the Territory and such product achieves a market share of [**] or more of total unit sales of all DCL product prescribed for allergic conditions and all other indications subsequently developed by Schering, its Affiliates or Sublicensees as reported by the "National Prescription Audit" report compiled by IMS America. After the [**], the licenses granted to Schering hereunder shall become non-exclusive and otherwise remain in full force and effect in accordance with the terms hereof.

                  (c) Term and Scope of Royalty Obligations. Subject to Section 3.2(b) and Section 8.1 relating to term of royalty obligations, royalties on each Licensed Product at the rate set forth in Section 3.2
         (a)(i)-(iv) shall continue on a country-by-country basis until the expiration of the last applicable Patent Right incorporating a Valid Claim in such country. No royalties shall be due upon the sale or other transfer among Schering, its Affiliates or Sublicensees, but in such cases the royalty shall be due and calculated upon Schering's or its Affiliates' or its Sublicensees' Net Sales to the first independent third party. No royalties shall accrue on the disposition of Licensed Product by Schering, Affiliates or its Sublicensees as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose) or for clinical studies. Such dispositions by Schering shall not be included in the determination of Net Sales, during the period of time in which such third party sales are occurring.

                  (d) Third Party Licenses. In the event that patent licenses from third parties are required by Schering, its Affiliates or its Sublicensees in order to discover, develop, make, have made, import, export, use, distribute, promote, market, offer for sale or sell Licensed Product (hereinafter "Third Party Licenses"), Schering shall be solely responsible for acquiring such licenses at Schering's sole discretion. Schering may reduce any royalty otherwise due Sepracor hereunder


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         to reimburse it for royalties and or license fees actually paid to such third parties under any Third Party Licenses of patent claims covering, in the Territory:

                           (i) Licensed Compound (including salts, solvates, or
                  other non-covalent derivatives thereof);

                           (ii) a use of Licensed Compound to treat a condition
                  recited in such patent claim [**] or to induce a biological response [**]; or

                           (iii) an ingestible, non-controlled release, solid
                  oral dosage formulation of Licensed Compound

         a license under clauses (i), (ii) or (iii) hereof being hereinafter referred to as a "Qualifying Third Party License". Schering shall have no right to reduce any royalty due Sepracor for any amounts paid to a third party under any third party license to the extent it is not a Qualifying Third Party License, including, without limitation, any amount paid with respect to any third party patent claims covering a non-ingestible formulation of Licensed Compound [**], or use or manufacture of such a formulation, a controlled release formulation of Licensed Compound, or use or manufacture of such a non-ingestible formulation or controlled release formulation of Licensed Compound. The amount of reduction of royalties due Sepracor and the amount of reimbursement to Schering shall be equal to [**] of the royalties or license fees paid to such third parties in consideration for the Qualifying Third Party License but in no event shall the royalty due Sepracor for any Licensed Product in any country in any Calendar Quarter be thereby reduced to less than [**] of the royalties otherwise due Sepracor hereunder for such Licensed Product in such country. Notwithstanding anything to the contrary in this paragraph, in no event shall Sepracor's royalty due under this Agreement for any Licensed Product be reduced to less than [**] of Net Sales of such Licensed Product in such country in the Territory.

                  By way of example and for avoidance of doubt, if Schering is obligated to pay Sepracor a [**] royalty on Net Sales of a certain Licensed Product, and is also obligated to pay a [**] royalty on the same Net Sales of the same Licensed Product under a Qualifying Third Party License, then the royalty rate under this Agreement would be reduced by [**] to [**]. If the third party royalty obligation in the above example were [**], the calculated royalty rate would not be reduced by [**] rather the actual royalty rate would only be reduced to [**] due to the [**] reduction provision. For further example, if Schering is obligated to pay Sepracor


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         a [**] royalty on Net Sales of certain Licensed Product, and it is also obligated to pay a [**] royalty on the same Net Sales of the same Licensed Product under a Qualifying Third Party License, the actual royalty rate would not be reduced to [**] under the [**] reduction provision; rather the actual royalty rate would be reduced to [**] due to the final sentence of the preceding paragraph of this Section
         3.2(d).

                  (e) Compulsory Licenses. If a compulsory license is granted under the Patent Rights to a third party with respect to Licensed Compound and/or Licensed Product in any country in the Territory with a royalty rate lower than the royalty rate provided by Section 3.2(a), then the royalty rate to be paid by Schering on Net Sales in that country under Section 3.2(a) shall be reduced to the rate paid by the compulsory licensee.

         3.3 Reports; Payment of Royalty; Payment Exchange Rate and Currency Conversions.

                  (a) Royalties Paid Quarterly. Within [**] calendar days following the close of each Calendar Quarter, following the First Commercial Sale of a Licensed Product, Schering shall furnish to Sepracor a written report for the Calendar Quarter showing the Net Sales of Licensed Product(s) sold by Schering, its Affiliates and its Sublicensees in the Territory during such Calendar Quarter and the royalties payable under this Agreement for such Calendar Quarter. In addition, such written report shall include a detailed reconciliation of gross sales to Net Sales including units sold and units sold at zero value, donated, or otherwise disposed of, and details relating to any overpayments and underpayments. Simultaneously with the submission of the written report, Schering shall pay to Sepracor, for the account of Schering or the applicable Affiliate or Sublicensee, as the case may be, a sum equal to the aggregate royalty due for such Calendar Quarter calculated in accordance with this Agreement (reconciled for any previous overpayments or underpayments).

                  (b) Method of Payment. Payments to be made by Schering to Sepracor under this Agreement shall be paid by bank wire transfer in immediately available funds to such bank account as is designated in writing by Sepracor from time to time. Royalties shall be deemed payable by the entity making the Net Sales from the country in which earned in local currency and subject to foreign exchange regulations then prevailing. Royalty payments shall be made in United States dollars to the extent that free conversions to United States dollars is


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         permitted. The rate of exchange to be used in any such conversion from the currency in the country where such Net Sales are made shall be the rate of exchange used by Schering for reporting such sales for United States financial statement purposes. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt and acceptable solution, and Schering will deal with such monies as Sepracor may lawfully direct at no additional out-of-pocket expense to Schering Notwithstanding the foregoing, if royalties in any country cannot be remitted to Sepracor for any reason within six (6) months after the end of the Calendar Quarter during which they are earned, then Schering shall be obligated to deposit the royalties in a bank account in such country in the name of Sepracor.

         3.4      Maintenance of Records; Audits.

                  (a) Record Keeping by Schering. Schering and its Affiliates shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined. Upon [**] prior written notice from Sepracor, Schering shall permit an independent certified public accounting firm of nationally recognized standing selected by Sepracor, at Sepracor's expense, to have access during normal business hours to examine pertinent books and records of Schering and/or its Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports hereunder. The examination shall be limited to pertinent books and records for any year ending not more than [**] prior to the date of such request. An examination under this
         Section 3.4(a) shall not occur more than once in any Calendar Year. Schering may designate competitively sensitive information, which such auditor may not disclose to Sepracor, provided, however, that such designation shall not encompass the auditor's conclusions. The accounting firm shall disclose to Sepracor only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Sepracor. All such accounting firms shall sign a confidentiality agreement (in form and substance reasonably acceptable to Schering) as to any of Schering's or its Affiliate's confidential information which they are provided, or to which they have access, while conducting any audit pursuant to this Section 3.4(a).

                  (b) Underpayments/Overpayments. If such accounting firm correctly concludes that additional royalties were owed during such period, Schering shall pay the additional royalties within thirty (30) days of the date Sepracor delivers


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         to Schering such accounting firm's written report so correctly concluding. If such underpayment exceeds [**] of the royalty correctly due Sepracor then the fees charged by such accounting firm for the work associated with the underpayment audit shall be paid by Schering. Any overpayments by Schering will be credited against future royalty obligations. In the event that Schering disagrees with the audit report and the chief financial officers of Schering and Sepracor (or their designees) fail to resolve such disagreement, the dispute will be resolved through the dispute resolution mechanism set forth in Section 9.2.

                  (c) Record Keeping by Sublicensee. Schering shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the Sublicensee to make reports to Schering, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Sepracor's independent accountant to the same extent required of Schering under this Agreement. Upon the expiration of [**] following the end of any year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon Sepracor, Schering and its Sublicensees shall be released from any liability or accountability with respect to royalties for such year.

                  (d) Confidentiality. Sepracor shall treat all financial information subject to review under this Section 3.4, or under any sublicense agreement, in accordance with the confidentiality provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with Schering obligating it to retain all such financial information in confidence pursuant to such confidentiality agreement.

         3.5 Income Tax Withholding. If at any time, any jurisdiction within the Territory requires the withholding of income taxes or other taxes imposed upon payments set forth in this Article III, Schering shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this Article III, or if applicable, Sepracor will promptly reimburse Schering or its designee(s) of the amount of such payments. Schering shall provide Sepracor with documentation of such withholding and payment in a manner that is satisfactory for purposes of the U.S. Internal Revenue Service. Any withholdings paid when due hereunder shall be for the account of Sepracor and shall not be included in the calculation of Net Sales.

         3.6 Direct Affiliate Licenses. Whenever Schering shall reasonably demonstrate to Sepracor that, in order to facilitate direct royalty payments by an Affiliate, it is desirable that a separate license agreement be entered into between Sepracor and such


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Affiliate, Sepracor will grant such licenses directly to such Affiliate by means of an agreement which shall be consistent with all of the provisions hereof, provided that Schering guarantees the Affiliate's obligations thereunder.

                                   ARTICLE IV
                                     PATENTS

         4.1 Filing, Prosecution and Maintenance of Patents. Sepracor agrees to diligently file, prosecute and maintain in the Territory, all Patent Rights owned in whole or in part by Sepracor and licensed to Schering under this Agreement, including without limitation, any Improvement Patent. Sepracor shall supply Schering with a copy of the applications as filed, together with notice of its filing date and serial number. Sepracor shall keep Schering regularly advised of the status of pending patent applications (including, without limitation, the grant of any Patent Rights), and upon the written request of Schering shall provide copies of any substantive papers related to the filing, prosecution and maintenance of such patent filings. Schering shall treat all information, papers, and other materials provided by Sepracor pursuant to this
Section 4.1 in accordance with the confidentiality provisions of this Agreement.

         4.2 Option of Schering to Prosecute and Maintain Patents. Sepracor shall give [**] notice to Schering of any desire to cease prosecution and/or maintenance of a particular Patent Right and, in such case, shall permit Schering, at its sole discretion, to continue prosecution or maintenance at its own expense. If Schering elects to continue prosecution or maintenance, Sepracor shall execute such documents and perform such acts, at Schering's expense, as may be reasonably necessary to effect an assignment of such Patent Rights to Schering. Any such assignment shall be completed in a timely manner to allow Schering to continue such prosecution or maintenance. Any patents or patent applications so assigned shall not be considered Patent Rights.

         4.3      Enforcement.

                  (a) Notice and Discontinuance of Infringement. In the event that either Schering or Sepracor becomes aware of any infringement involving Licensed Product within the Territory of any issued patent within the Patent Rights, it will notify the other party in writing to that effect. Any such notice shall include evidence to support an allegation of infringement by such third party. Sepracor shall use reasonable efforts to obtain a discontinuance of such infringement or bring suit against the third party infringer within [**] from the date of said notice. Sepracor shall bear all the expenses of any suit brought by it. Schering shall have


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         the right, prior to commencement of the trial, suit or action brought by Sepracor, to join any such suit or action, and in such event shall pay one-half of the costs of such suit or action. In the event that Schering has joined in the action and shared in the costs thereof as set forth above, no settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Schering. In the event that Schering has not joined the suit or action, Schering will reasonably cooperate with Sepracor in any such suit or action and shall have the right to consult with Sepracor and be represented by its own counsel at its own expense. Any recovery or damages derived from any suit under this Section shall be used first to reimburse each of Sepracor and Schering for its documented out-of-pocket legal expenses relating to the suit, shall be used second to reimburse Sepracor for royalties lost as a result of reduced sales of Licensed Product, shall be used third to reimburse Schering for amounts attributed to Schering's lost profits, with any remaining amounts, including but not limited to punitive, exemplary, or other enhanced damages, to be shared equally by the parties.

                  (b) Continuance of Infringement. If Sepracor has neither obtained a discontinuance of such infringement nor brought suit against such infringer after the expiration of the [**] period specified in Subsection 4.3(a), Schering shall have the right, but not the obligation, to bring suit against such infringer under the Patent Rights and join Sepracor as a party plaintiff, provided that Schering shall bear all the expenses of such suit. Sepracor shall cooperate with Schering in any such suit for infringement of a Patent Right brought by Schering against a third party, and shall have the right to consult with Schering and to participate in and be represented by independent counsel in such litigation at its own expense. Schering shall periodically reimburse Sepracor for its out of pocket costs (excluding Sepracor's costs of retaining independent counsel) incurred in cooperating with Schering. Schering shall incur no liability to Sepracor as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Patent Rights invalid or unenforceable, except that Schering shall indemnify and hold Sepracor harmless for any monetary judgment or award against or penalty levied upon either Sepracor or Schering arising out of Schering's acts in the enforcement of such Patent Rights. In the event that Schering recovers any sums in such litigation by way of damages or in settlement thereof, Schering shall retain all such sums.

         4.4 Third Party Infringement Suit. In the event that a third party sues Schering alleging that Schering's, its Affiliates' or its Sublicensees' making, having made,


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importing, exporting, using, distributing, marketing, promoting, offering for sale or selling Licensed Compound and/or Licensed Product under the Patent Rights infringes or will infringe said third party's patent, then Schering may elect to defend such suit at its sole expense and discretion. Upon Schering's request and in connection with Schering's defense of any such third party infringement suit, Sepracor shall cooperate with Schering for such defense provided, that Schering shall promptly reimburse Sepracor for reasonable out-of-pocket costs and expenses incurred by Sepracor in providing such cooperation. Sepracor shall invoice Schering for such costs and expenses, and shall provide documentation for the invoice. The invoice shall be payable to Sepracor or its designee(s) [**] after receipt by Schering of the invoice.

         4.5 Certification Under Drug Price Competition and Patent Restoration Act. Sepracor and Schering each shall immediately give written notice to the other of any certification of which they become aware filed pursuant to 21 U.S.C. Section 355(b)(2)(A) (or any amendment or successor statute thereto) claiming that Patent Rights covering Licensed Compound and/or Licensed Product(s) are invalid or that infringement will not arise from the manufacture, use or sale of Licensed Compound or Licensed Product by a third party. Notwithstanding any provision to the contrary, in the event that the Patent Rights at issue are owned and/or controlled by Sepracor and Sepracor has failed to bring an infringement action against such third party at least [**] prior to expiration of the forty five (45) day period set forth in 21 U.S.C.
Section 355(c)(3)(C) (or any amendment or successor statute thereto), Schering shall have the right to bring such an infringement action, in its sole discretion and at its own expense, in its own name and/or in the name of Sepracor. At Schering's request, Sepracor shall, at its own expense, provide Schering reasonable assistance to conduct such infringement action, including, without limitation, causing the execution of such legal documents as Schering may deem necessary for the prosecution of such action. Schering shall periodically reimburse Sepracor for its out-of-pocket costs (excluding any of Sepracor's costs of retaining independent counsel) incurred in assisting Schering. Schering shall incur no liability to Sepracor as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Patent Rights invalid or unenforceable, except that Schering shall indemnify and hold Sepracor harmless for any monetary judgment or award against or penalty levied upon either Sepracor or Schering arising out of Schering's acts in the enforcement of such Patent Rights. In the event that Schering recovers any sums in such litigation by way of damages or in settlement thereof, Schering shall have the right to retain all such sums to offset its costs, losses and expenses.


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         4.6 Abandonment. Subject to Schering's rights pursuant to Section 4.2,
Sepracor shall at the earliest known date give notice to Schering of the grant, lapse, revocation, surrender, invalidation or abandonment of any Patent Rights licensed to Schering for which Sepracor is responsible for the filing, prosecution and maintenance under this Agreement.

         4.7 Patent Term Restoration. The parties hereto shall cooperate with each other in obtaining patent term restoration or its equivalent in the Territory where applicable to Patent Rights. In the event that elections with respect to obtaining such patent term restoration are to be made, Schering shall have the right to make the election and Sepracor agrees to abide by such election.

         4.8 Notices Regarding Patents. All notices, inquiries and communications in connection with this Article IV shall be sent in the manner set forth in Section 9.7 to the parties at the addresses and facsimile numbers indicated below.

If to Sepracor:   Sepracor Inc.
                  111 Locke Drive
                  Marlborough, Massachusetts 01752-1146
                  Attn.: Corporate Patent Counsel
                  Fax No.: (508) 357-7490

If to Schering:   Schering Corporation
                  2000 Galloping Hill Road
                  Kenilworth, New Jersey  07033
                  Attn.:     Staff Vice President - Patents and Trademarks
                  Fax No.:  (908) 298-5388

                                    ARTICLE V
                         CONFIDENTIALITY AND PUBLICATION

         5.1 Confidentiality.

                  (a) Nondisclosure Obligation. Each of Sepracor and Schering shall use only in accordance with this Agreement and shall not disclose to any third party any Proprietary Information received by it from the other party, without the prior written consent of the other party. The foregoing obligations shall survive the expiration or termination of this Agreement for a period of [**]. These obligations shall not apply when and to the extent Proprietary Information:

                                    (i) is known by the receiving party at the
                  time of its receipt, and not through a prior disclosure by the disclosing party, as documented by business records;


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                                    (ii) is at the time of disclosure or
                  thereafter becomes published or otherwise part of the public domain without breach of this Agreement by the receiving party;

                                    (iii) is subsequently disclosed to the
                  receiving party by a third party that has the right to make such disclosure;

                                    (iv) is developed by the receiving party
                  independently of Proprietary Information or other information received from the disclosing party and such independent development can be documented by the receiving party;

                                    (v) is disclosed to any institutional review
                  board of any entity conducting clinical trials or any governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market Licensed Compound and/or Licensed Product, but such disclosure may be made only to the extent reasonably necessary to obtain such patents or authorizations; or

                                    (vi) is required by law, regulation, rule,
                  act or order of any governmental authority or agency to be disclosed by a party, provided that notice is promptly delivered to the other party in order to provide an opportunity to seek a protective order or other similar order with respect to such Proprietary Information and thereafter the disclosing party discloses to the requesting entity only the minimum Proprietary Information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other party.


                  (b) Disclosure to Agents. Notwithstanding the provisions of
         Section 5.1(a) and subject to the other terms of this Agreement, Schering shall have the right to disclose Sepracor Proprietary Information to its Sublicensees, agents, consultants, Affiliates or other third parties (collectively "Agents") in accordance with this
         Section 5.1(b). Such disclosure shall be limited only to those Agents directly involved in the research, development, manufacturing, marketing or promotion of Licensed Compound or Licensed Product (or for such Agents to determine their interest in performing such activities) in accordance with this Agreement. Any such Agents must agree in writing to be bound by


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         confidentiality and non-use obligations essentially the same as those contained in this Agreement. The term of confidentiality and non-use obligations for such Agents shall be no less than [**]. Schering shall be jointly and severally liable for any disclosure of Sepracor Proprietary Information by Agents.

                  (c) Disclosure to a Third Party. Sepracor shall have the right to use and disclose any Sepracor Know-How at its sole option and discretion for the limited purpose of filing, prosecuting, and supporting Patent Rights. Subject to Section 5.3, either party may publish Sepracor Know-How under the terms of Section 5.4 below. Sepracor shall not otherwise disclose, provide or transfer any Sepracor Know-How to any third party without the prior written approval of Schering.

         5.2 Return of Proprietary Information. Upon termination of this Agreement the receiving party shall return all documents, and copies thereof, (including those in the possession of Schering's Agents pursuant to Section 5.1(b)), containing the disclosing party's Proprietary Information at any time upon request of the disclosing party. However, the receiving party may retain one (1) copy of such documents in a secure location solely for the purpose of determining its obligations hereunder, to comply with any applicable regulatory requirements, or to defend against any product liability or other claims.

         5.3 Publicity. Sepracor and Schering shall jointly issue a press release concerning this Agreement promptly after the Effective Date, which press release is appended hereto as Schedule 5.3. Following the date of execution of this Agreement, Sepracor may also issue press releases limited substantially to Schering's public announcements pursuant to Section 2.5. Except as provided in Sections 2.5, 5.1 and this Section 5.3, a party may not use the name of the other party in any publicity, advertising or in any other public way and, may not issue press releases or otherwise publicize or disclose any information related to the existence of this Agreement or the terms or conditions or any information relating to the subject matter hereof, without the prior written consent of the other party. Sepracor may use the substance of the joint press release, Schering's public announcements, and any other materials approved by Schering, in Sepracor's investor relations and public relations activities. [**] Nothing in the foregoing, however, shall prohibit a party from making disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange, provided same is accurate and complete. In such event, however, the disclosing party shall use good faith efforts to consult with the other party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available. [**] this Agreement [**] shall


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provide [**] shall have [**]. In the event that [**] shall provide [**] shall have [**]. In the event that [**] shall provide [**] shall be [**] provided, however, [**] only elect once to have the royalty rates provided for in Section
3.2 permanently reduced [**]; for example [**] as provided for above [**].

         In addition, in the event that [**] shall provide [**]. In the event that [**] shall provide [**] provided, however, [**] for example, [**] as provided for above. In the event that [**] shall provide [**].

         For the purposes of this Section 5.3, [**].

         Nothing in this Section 5.3 and no specific remedy set forth herein shall [**] under this Agreement, including but not limited to [**] pursuant to the terms and conditions of Section 9.2. [**].

         5.4 Publication. Schering and Sepracor each acknowledge the potential benefit in publishing results of certain studies to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. No publication of Sepracor Know-How or Patent Rights may be made without the prior written consent of Sepracor. The parties agree that Schering, its Affiliates, employees or consultants shall be free to make any publication which does not disclose Sepracor Know-How or Patent Rights. In the event that any proposed publication (as defined below) discloses Sepracor Know-How or Patent Rights, the following procedure shall apply: Either party, its Affiliates, employees or consultants wishing to make a publication shall deliver to the other party a copy of the proposed written publication or an outline of an oral disclosure at least [**] prior to submission for publication or presentation. For purposes of this Agreement, the term "publication" shall include, without limitation, abstracts and manuscripts for publication, slides and texts of oral or other public presentations, and texts of any transmission through any electronic media, e.g. any computer access system such as the Internet, including the World Wide Web. The reviewing party shall have the right (i) to propose modifications to the publication for patent reasons, trade secret reasons or business reasons or (ii) to request delay of the publication or presentation in order to protect patentable information. If the reviewing party requests a delay, the publishing party shall delay submission or presentation for a period not less than [**] from the filing date of the first patent application covering the information contained in the proposed publication or presentation. If the reviewing party requests modifications to the publication, the publishing party may edit such publication to prevent disclosure or trade secret or proprietary business information prior to submission of the publication or presentation.



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                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         6.1 Representations and Warranties of Each Party. Each of Sepracor and Schering hereby represents, warrants and covenants to the other party hereto as follows:

                  (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of incorporation or formation;

                  (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action, subject only to receipt of requisite approval of its board of directors;

                  (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

                  (d) except as set forth in Schedule 6.1(d), the execution, delivery and performance by such party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

                  (e) except for the governmental and Regulatory Approvals required to market Licensed Product in the Territory and any filings or approvals referred to in Section 2.4, the execution, delivery and performance of this Agreement by such party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such party;

                  (f) this Agreement has been duly authorized, executed and delivered and constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or


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         affecting creditors' rights and to the availability of particular remedies under general equity principles;

                  (g) it shall comply with all applicable material laws and regulations relating to its activities under this Agreement; and

                  (h) other than as set forth in Schedule 6.1(h) to the best of its knowledge there are no third party pending patent applications which, if issued, may cover the development, manufacture, use or sale of any Licensed Compound or Licensed Product.

         6.2 Sepracor's Representations. Sepracor hereby represents, warrants and covenants to Schering that:

                  (a) to the best of its knowledge, the Patent Rights and Sepracor Know-How are subsisting and are not invalid or unenforceable, in whole or in part;

                  (b) it has the full right, power and authority to grant all of the right, title and interest in the licenses granted under Article II hereof;

                  (c) except as set forth in Schedule 6.2(c), it has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Compound, Licensed Product, the Patent Rights, or Sepracor Know-How;

                  (d) except as set forth in Schedule 6.2(d), it is the sole and exclusive owner of the Patent Rights and Sepracor Know-How, all of which are free and clear of any liens, charges and encumbrances, and no other person, corporation or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership with respect to the Patent Rights or Sepracor Know-How, whatsoever;

                  (e) except as set forth in Schedule 6.2(e), to the best of its knowledge, the Patent Rights and Sepracor Know-How, and the development, manufacture, use, distribution, marketing, promotion and sale of Licensed Products do not interfere or infringe on any intellectual property rights owned or possessed by any third party;


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                  (f) there are no claims, judgments or settlements against or amounts with respect thereto owed by Sepracor or pending or threatened claims or litigation against Sepracor relating to Licensed Compound, the Patent Rights and Sepracor Know-How;

                  (g) during the Term of this Agreement it will use reasonable efforts not to diminish the rights under the Patent Rights and Sepracor Know-How granted to Schering hereunder, including without limitation, by not committing or permitting any actions or omissions which would cause the breach of any agreements between itself and third parties which provide for intellectual property rights applicable to the development, manufacture, use or sale of Licensed Compound and/or Licensed Product(s), that it will provide Schering promptly with notice of any such alleged breach, and that as of the Effective Date, it is in compliance in all material respects with any agreements with third parties;

                  (h) other than as set forth in Schedule 6.2(h), to the best of its knowledge, it has no knowledge of any circumstances that would adversely affect the commercial utility of the use of the Licensed Product or that would render Schering liable to a third party for patent infringement as a consequence of Schering's sale of the Licensed Product or use of Patent Rights or Sepracor Know-How;

                  (i) to the best of its knowledge, data summaries provided in writing to Schering by Sepracor prior to the Effective Date relating to pre-clinical and clinical studies of the Licensed Compound accurately represent the raw data underlying such summaries;

                  (j) it has provided to Schering a summary of all material adverse events known to it relating to the Licensed Compound;

                  (k) except as set forth in Schedule 6.2(k), there are no collaborative, licensing, material transfer, supply, distributorship or marketing agreements or arrangements or other similar agreements to which it or any of its Affiliates are party relating to Licensed Compound, Licensed Product or Patent Rights nor has it granted any rights to any third party with respect to the Licensed Compound, Licensed Product or Patent Rights; and

                  (l) there are no trademark(s) proposed, chosen, owned or controlled by Sepracor or its Affiliates specifically in connection with the Licensed Compound and/or the Licensed Product in the Territory and Sepracor shall not seek or file for any such trademark in the Territory during the Term of this Agreement.

      6.3 Schering's Representations. Schering hereby represents, warrants and covenants to Sepracor as follows:


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                  (a) it is the sole and exclusive owner of the Licensed
         Compound in the Territory which is free and clear of any liens, charges and encumbrances, and no other person, corporation or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership with respect to the Licensed Compound, whatsoever;

                  (b) to the best of its knowledge, the Licensed Compound and the development, manufacture, use, distribution, marketing, promotion and sale of Licensed Compound or Licensed Product(s) does not interfere or infringe on any intellectual property rights owned or possessed by any third party; and

                  (c) there are no claims, judgments or settlements against or amounts with respect thereto owed by Schering or pending or threatened claims or litigation against Schering relating to Licensed Compound.

         6.4 Continuing Representations. The representations and warranties of each party contained in Sections 6.1, 6.2 and 6.3 shall survive the execution of this Agreement.

         6.5 No Inconsistent Agreements. Except as set forth in Schedule 6.5, neither party has in effect and after the Effective Date neither party shall enter into any oral or written agreement or arrangement that would be inconsistent with its obligations under this Agreement.

         6.6 Representation by Legal Counsel. Each party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the parties agree that no presumption shall exist or be implied against the party which drafted such terms and provisions.

                                   ARTICLE VII
                   INDEMNIFICATION AND LIMITATION ON LIABILITY

         7.1 Indemnification by Schering. Subject to Section 3.2(d), Schering shall indemnify, defend and hold harmless Sepracor and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "Sepracor Indemnified Party") from and against any and all claims, demands, lawsuits, proceedings, settlement amounts, liability, loss, damage, cost, and expense (including reasonable attorneys' fees), subject to the limitations in
Section 7.5 (collectively, a "Liability") which may be asserted against the Sepracor Indemnified Party or which the Sepracor Indemnified Party may incur, suffer or be required to pay resulting from or arising out of (i) the discovery, development, manufacture, promotion, distribution, use, testing, marketing, sale or other disposition of Licensed Compound and/or Licensed Product(s) by Schering, its Affiliates or Sublicensees, including without limitation any personal injury, death, or other injuries


                                       31
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suffered by users of Licensed Compound or Licensed Product, or (ii) the breach by Schering of any covenant, representation or warranty contained in this Agreement; or (iii) the successful enforcement by a Sepracor Indemnified Party of its rights under this Section 7.1. Notwithstanding the foregoing, Schering shall have no obligation under this Agreement to indemnify, defend or hold harmless any Sepracor Indemnified Party with respect to any Liability which results from willful misconduct or negligent acts or omissions of Sepracor, its Affiliates, or any of their respective employees, officers, directors or agents. Schering shall also have no obligation under this Agreement to indemnify Sepracor with respect to any Liability arising out of inaccuracy of Sepracor's representations contained in Sections 6.2(c), 6.2(d) or 6.2(e) wherein Schering's chief patent counsel had no knowledge, as of the Effective Date, of material facts underlying such inaccuracy.

         7.2 Indemnification by Sepracor. Sepracor shall indemnify, defend and hold harmless Schering and its Affiliates, and each of its and their respective employees, officers, directors and agents (each, a "Schering Indemnified Party") from and against any Liability which the Schering Indemnified Party may incur, suffer or be required to pay resulting from or arising out of (i) the breach by Sepracor of any covenant, representation or warranty contained in this Agreement; or (ii) the successful enforcement by a Schering Indemnified Party of its rights under this Section 7.2. Notwithstanding the foregoing, Sepracor shall have no obligation under this Agreement to indemnify, defend or hold harmless any Schering Indemnified Party with respect to any Liability which results from willful misconduct or negligent acts or omissions of Schering, its Affiliates, or any of their respective employees, officers, directors or agents.

         7.3 Conditions to Indemnification. Each party agrees to promptly give the other party notice of any claim for which indemnification might be sought. Failure of an indemnified party to provide notice of a claim to the indemnifying party shall affect the indemnified party's right to indemnification only to the extent that such failure has a material adverse effect on the indemnifying party's ability to defend or the nature or the amount of the Liability. Subject to the provisions of Article IV, the indemnifying party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified party, the indemnified party may waive its rights to indemnity under this Agreement and control the defense or settlement thereof, but in no event shall any such waiver be construed as a waiver of any indemnification rights such party may have at law or in equity. If the indemnifying party defends the suit or claim, the


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indemnified party may participate in (but not control) the defense thereof at its sole cost and expense.

         7.4 Settlements. Subject to the provisions of Article IV, neither party may settle a claim or action related to a Liability without the consent of the other party, if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party's rights under this Agreement; provided that such consent shall not unreasonably be withheld or delayed. Any payment made by a party to settle any such claim or action shall be at its own cost and expense.

         7.5 Limitation of Liability. With respect to any claim by one party against the other arising out of the performance or failure of performance of the other party under this Agreement, the parties expressly agree that the liability of such party to the other party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a party be liable for, punitive, exemplary or consequential damages suffered or incurred by the other party.

         7.6 Insurance. Each party acknowledges and agrees that during the Term of this Agreement it shall maintain adequate insurance and/or a self-insurance program for contractual liability insurance to cover such party's obligations under this Agreement. In addition, Schering shall maintain adequate products liability insurance to cover Schering's obligations under this Agreement. Each party shall provide the other party with evidence of such insurance and/or self-insurance program, upon request.

                                  ARTICLE VIII
                              TERM AND TERMINATION

         8.1 Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier by mutual written agreement of the parties or pursuant to Sections 8.2 or 8.3 below, the Term of this Agreement shall continue in effect until the expiration of the last to expire Patent Right incorporating a Valid Claim. Upon expiration of this Agreement, Schering's licenses pursuant to Section 2.1 and 2.2 shall become fully paid-up, perpetual non-exclusive licenses.

      8.2 [**] this Agreement [**]. In the event [**].

      8.3 Termination.


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                    CONFIDENTIAL MATERIALS OMITTED AND FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                     COMMISSION. ASTERISKS DENOTE OMISSIONS

                  (a) Termination for Cause. This Agreement may be terminated by notice by the terminating party at any time during the Term of this
         Agreement:

                           (i) by either party subject to Section 9.2, if the
                  other party is in material breach of its material obligations hereunder (including but not limited to Schering's diligence obligations set forth in Section 2.5(a))and has not cured such breach within [**] after notice requesting cure of the breach with reasonable detail of the particulars of the alleged breach or initiated actions reasonably expected to cure the cited failure within [**] of receiving notice and thereafter diligently pursued such actions to cure the failure (even if requiring longer than the [**] set forth in this subsection); or

                           (ii) by either party upon the filing or institution
                  of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other party, or in the event a receiver or custodian is appointed for such party's business, or if a substantial portion of such party's business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within sixty (60) days after the filing thereof; or

                           (iii) by Sepracor if an action is brought by or on
                  behalf of Schering, its Affiliates or Sublicensees challenging patentability, validity, or enforceability of any Patent Rights.

                  (b) Effect of Termination for Cause on License.

                           (i) Termination by Schering. In the event Schering
                  terminates this Agreement under Section 8.3(a)(i), Schering's licenses pursuant to Sections 2.1 and 2.2 shall become fully paid-up, perpetual licenses.

                           (ii) Termination by Sepracor. In the event that
                  Sepracor terminates this Agreement under Section 8.3(a)(i) or 8.3(a)(iii), then the rights and licenses granted to Schering under Sections 2.1 and 2.2 shall terminate and all rights to Sepracor Know-How, Licensed Compounds and Licensed Products granted pursuant to this Agreement shall revert to Sepracor.

                           (iii) Effect of Bankruptcy. In the event Schering
                  terminates this Agreement under Section 8.3(a)(ii) or this Agreement is otherwise terminated under Section 8.3(a)(ii), the parties agree that Schering, as a licensee of rights to intellectual property under this Agreement, shall retain and may fully exercise all of its rights and elections under the Insolvency Statute, including as set forth in Section 9.8 hereof.

         8.4 Effect of Termination. Expiration or termination of the Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Article V and VII shall survive the expiration of the Agreement. Any expiration or early termination of this Agreement shall be without prejudice to the rights of either party against the other accrued or accruing under this Agreement prior to termination, including the obligation to pay royalties for Licensed Product(s) or Licensed Compound sold prior to such termination. In the event of termination of this Agreement, Schering shall have the right to continue to sell its existing inventory of Licensed Product during the six (6) month period immediately following such termination, provided that Schering shall continue to make royalty payments with respect to such sales.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 Assignment. Neither this Agreement nor any or all of the rights and obligations of a party hereunder shall be assigned, delegated, sold, transferred, sublicensed (except as otherwise provided herein) or otherwise disposed of, by operation of law or otherwise, to any third party (other than an Affiliate of an assigning party under the condition that the assignor remain responsible to the other party under this Agreement), without the prior written consent of the other party, and any attempted assignment, delegation, sale, transfer, sublicense or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this
Section 9.1 shall be a material breach of this Agreement by the attempting party, and shall be void and without force or effect; provided, however, either party may, without such consent, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the division or the subject business, or in the event of its merger or consolidation or change in control or similar transaction. This Agreement shall be binding upon, and inure to the benefit of, each party, its Affiliates, and its permitted successors and assigns. Each party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

         9.2 Governing Law. This Agreement shall be governed, interpreted and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles. Subject to the terms of this Agreement, all disputes under this Agreement shall be governed by binding arbitration pursuant to the mechanism set forth in Schedule 9.2 attached hereto and incorporated hereby.

         9.3 Waiver. Any delay or failure in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

         9.4 Independent Relationship. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. Neither party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

         9.5 Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America which may be imposed upon or related to Sepracor or Schering from time to time by the government of the United States of America. Furthermore, Schering agrees that it will not export, directly or indirectly, any technical information acquired from Sepracor under this Agreement or any products using such technical information to any country for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by an applicable statute or regulation.

         9.6 Entire Agreement; Amendment. This Agreement, including the Exhibits and Schedules hereto and all the covenants, promises, agreements, warranties, representations, conditions and understandings contained herein sets forth the complete, final and exclusive agreement between the parties and supersedes and terminates all prior and contemporaneous agreements and understandings between the parties, whether oral or in writing. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the parties other than as are set forth herein. No subsequent alteration, amendment, change, waiver or addition to this Agreement shall be binding upon the parties unless reduced to writing and signed by an authorized officer of each party. Either party in deciding to execute this Agreement has relied on no understanding, agreement, representation or promise, not explicitly set forth herein.

         9.7 Notices. Except as provided under Section 4.8 hereof, any notice required or permitted to be given or sent under this Agreement shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail) to the parties at the addresses and facsimile numbers indicated below.

If to Sepracor, to:                 Sepracor Inc.
                                         111 Locke Drive
                                         Marlborough, Massachusetts 01752-1146
                                         Attn.: President, Pharmaceuticals
                                         Fax No.: (508) 357-7490

with copies to:                     Sepracor Inc.
                                         111 Locke Drive
                                         Marlborough, Massachusetts 01752-1146
                                         Attn.: Corporate Patent Counsel
                                         Fax No.: (508) 357-7490

If to Schering to:                  Schering-Plough Ltd.
                                         Topferstrasse 5
                                         6004 Lucerne
                                         Switzerland
                                         Attn.:  President
                                         Fax No.: (41) (41) 418 16 30

With copies to:                     Schering Corporation
                                         2000 Galloping Hill Road
                                         Kenilworth, New Jersey  07033
                                         Attn.:  Vice President, Business
                                                 Development
                                         Fax No.:  (908) 298-5379

         and                             Schering Corporation
                                         2000 Galloping Hill Road
                                         Kenilworth, New Jersey  07033
                                         Attn.:  Law Department - Senior Legal
                                                 Director, Licensing
                                         Fax No.:  (908) 298-2739

         Any such notice shall be deemed to have been received on the date actually received. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section.

9.8      Provisions for Insolvency.

                  (a) Effect on Licenses. All rights and licenses granted under or pursuant to this Agreement by Sepracor to Schering are, for all purposes of Section 365(n) of Title 11 of the United States Code (together with its foreign equivalent, the "Insolvency Statute"), licenses of rights to "intellectual property" as defined in the Insolvency Statute. Sepracor agrees that Schering, as licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the Insolvency Statute provided that Schering makes all royalty payments under this Agreement. Sepracor agrees during the Term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against Sepracor under the Insolvency Statute, Sepracor (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, an Insolvency Statute Trustee) shall,

                      (i) as Schering may elect in a written request, immediately upon such request:

                           (A) perform all of the obligations provided in this
                      Agreement to be performed by Sepracor including, where applicable and without limitation, providing to Schering portions of such intellectual property (including embodiments thereof) held by Sepracor and such successors and assigns or otherwise available to them; or

                           (B) provide to Schering all such intellectual
                      property (including all embodiments thereof) held by Sepracor and such successors and assigns or otherwise available to them; and

                      (ii) not interfere with the rights of Schering under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity.

                  (b) Rights to Intellectual Property. If an Insolvency Statute case is commenced by or against Sepracor, and this Agreement is rejected as provided in the Insolvency Statute, and Schering elects to retain its rights hereunder as provided in the Insolvency Statute, then Sepracor (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, an Insolvency Statute Trustee) shall provide to Schering all such intellectual property (including all embodiments thereof) held by Sepracor and such successors and assigns, or otherwise available to them, immediately upon Schering's written request. Whenever Sepracor or any of its successors or assigns provides to Schering any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 9.8, Schering shall have the right to perform the obligations of Sepracor hereunder with respect to such intellectual property, but neither such provision nor such performance by Schering shall release Sepracor from any such obligation or liability for failing to perform it.

                  (c) Schering's Rights. All rights, powers and remedies of Schering provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, the Insolvency Statute) in the event of the commencement of an Insolvency Statute case by or against Sepracor. Schering, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, the Insolvency Statute) in such event. The parties agree that they intend the foregoing Schering rights to extend to the maximum extent permitted by law, including, without limitation, for purposes of the Insolvency Statute:

                           (i) the right of access to any intellectual property
                  (including all embodiments thereof) of Sepracor, or any third party with whom Sepracor contracts to perform an obligation of Sepracor under this Agreement, and, in the case of the third party, which is necessary for the development, registration, manufacture and marketing of Licensed Compound and/or Licensed Product(s); and

                           (ii) the right to contract directly with any third
                  party described in (i) to complete the contracted work.

                  (d) Deemed Grant of Rights. In the event of any insolvency of Sepracor and if any statute and/or regulation in any country in the Territory requires that there be a specific grant or specific clause(s) in order for Schering to obtain the rights and benefits as licensee under this Agreement which are analogous to those rights under Section 365(n) of Title 11 of the United States Code, then this Agreement shall be deemed to include any and all such required grant(s), clause(s) and/or requirements.

                  (e) Security Interests. In addition to any other rights granted to Schering hereunder, with respect to any country in the Territory in which Schering reasonably determines that its rights set forth in this Section 9.8 are nonexistent or inadequate to protect Schering's interests in the licenses granted hereunder, Sepracor shall, upon Schering's request, execute a security agreement, or any foreign equivalent, for each country in the Territory, granting Schering a secured interest in all intellectual property licensed to Schering under this Agreement.

      9.9 Force Majeure. Failure of any party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such party to any liability or place them in breach of any term or condition of this Agreement to the other party if such failure is due to any cause beyond the reasonable control of such non-performing party ("force majeure"), unless conclusive evidence to the contrary is provided. Causes of non-performance constituting force majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right. The party affected shall promptly notify the other party of the condition constituting force majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed. If a condition constituting force majeure as defined herein exists for more than ninety (90) consecutive days, the parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable.

         9.10 Severability. If any provision of this Agreement is declared illegal, invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court, provided, however, that in the event that the terms and conditions of this Agreement are materially altered, the parties will, in good faith, renegotiate the terms and conditions of this Agreement to reasonably substitute such invalid or unenforceable provisions in light of the intent of this Agreement.

         9.11 Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against either party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

         9.12 Captions. The captions of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

         9.13 Recording. Each party shall have the right, at any time, to record, register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the world, and each party shall provide reasonable assistance to the other in effecting such recording, registering or notifying. Notwithstanding the foregoing, prior to recording, registering, or otherwise notifying this Agreement, the party desiring to so record, register, or notify shall provide a copy of all materials to be filed for review, comment, and approval by the other party, such approval not unreasonably to be withheld or delayed.

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                     COMMISSION. ASTERISKS DENOTE OMISSIONS


         9.14 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement including, without limitation, any filings with any antitrust agency which may be required.

         IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the parties as of the date set forth below.

SEPRACOR INC.                               SCHERING-PLOUGH LTD.

By:    Timothy J. Barberich                 By:    David [illegible]
       --------------------                        -----------------
Title: President                            Title: Prokvrist
       ----------------                            -----------------
Date: 12/5/97                               Date:  5 December 1997
       ----------------                            -----------------

CONSENTED TO AND AGREED BY A DULY
AUTHORIZED REPRESENTATIVE OF THE
UNDERSIGNED.

IN THE EVENT OF AN INCONSISTENCY
BETWEEN THIS AGREEMENT AND THE
EXCLUSIVE LICENSE AGREEMENT BETWEEN
SEPRACOR AND THE UNIVERSITY OF
MASSACHUSETTS (THE "UMASS/SEPRACOR
AGREEMENT"), THE TERMS OF THIS AGREEMENT
SHALL CONTROL AND THE UMASS/SEPRACOR
AGREEMENT SHALL BE DEEMED TO BE AMENDED
SO THAT IT IS IN FULL COMPLIANCE WITH AND GIVES
EFFECT TO ALL OF THE TERMS AND CONDITIONS OF
THIS AGREEMENT.

UNIVERSITY OF MASSACHUSETTS

By:      James FX McGuirl
         ----------------
Title:   Executive Director, CVIP
         An Authorized Signatory
         ------------------------

Date:    10 Dec 97
         -------------

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                     COMMISSION. ASTERISKS DENOTE OMISSIONS


                                  SCHEDULE 1.18

------------------------------------------------------------------------------------------------------------------------------------
CaseNumber     Country       Status            ApplNumber     FilDate         PatNumber     ISSDate        Title
------------------------------------------------------------------------------------------------------------------------------------
[**]           AU            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           WO            Published                        11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           CZ            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           SK            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           FI            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           US            Issued                           30-Dec-1994     5,595,997     21-Jan-1997    Methods and Compositions
                                                                                                           for Treating Allergic
                                                                                                           Rhinitis and other
                                                                                                           Disorders using
                                                                                                           Descarboethoxyloratadine
------------------------------------------------------------------------------------------------------------------------------------
[**]           NO            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           MX            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           EP            Published                        11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                     COMMISSION. ASTERISKS DENOTE OMISSIONS


------------------------------------------------------------------------------------------------------------------------------------
CaseNumber     Country       Status            ApplNumber     FilDate         PatNumber     ISSDate        Title
------------------------------------------------------------------------------------------------------------------------------------
[**]           KR            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           NZ            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           CA            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           JP            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           BR            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           SG            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           CN            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           HU            Pending           [**]           11-Dec-1995                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           US            Allowed                          13-Jan-1997                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           US            Pending           [**]           07-Feb-1997                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           US            Pending           [**]           30-Apr-1997                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           US            Pending           [**]           21-Jul-1997                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           US            Pending           [**]           28-Feb-1997                                  [**]
------------------------------------------------------------------------------------------------------------------------------------
[**]           US            Pending           [**]           11-Feb-1997                                  [**]
------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 2.8

                 ADVERSE EVENT REPORTING PROCEDURES FOR PRODUCTS


1.                An Adverse Event ("AE") is defined as:

         a) any experience which is adverse, including what are commonly described as adverse or undesirable experiences, adverse events, adverse reactions, side effects, or death due to any cause associated with, or observed in conjunction with the use of a drug, biological product, or device in humans, whether or not considered related to the use of that product:

                           occurring in the course of the use of a drug, biological product or device,

                           associated with, or observed in conjunction with product overdose, whether accidental or intentional,

                           associated with, or observed in conjunction with product abuse, and/or associated with, or observed in conjunction with product withdrawal

         b) Any significant failure of expected pharmacological or biologic therapeutical action (with the exception of in clinical trials).

2.       Serious or Non-Serious is defined as:

         a) A serious AE is one that is life threatening or fatal, permanently disabling, requires or prolongs in-patient hospitalization or prolonged hospitalization, or is a congenital anomaly, cancer or overdose. In addition, end organ toxicity, including hematological, renal, hepatic, and central nervous system AEs, may be considered serious. In laboratory tests in animals, a serious AE includes any experience suggesting significant risk for human subjects.

         b) A Non-serious AE is any AE which does not meet the criteria for a serious AE.

3. Life-threatening is defined as: the patient is at immediate risk of death from the AE as it occurs.

4. End-Organ Toxicity is defined as: A medically significant event or lab value change in which a patient may not necessarily be hospitalized or disabled, but is clinically significant enough to warrant monitoring (e.g. seizures, blood dyscrasias).

5.       Expected or unexpected is defined as:

         (a) Expected AE - An AE which is listed in the investigator's brochure and/or protocol for clinical trials, included in local labeling (e.g., Summary of Product Characteristics) for marketed drugs, or in countries with no local labeling, in the Corporate Standard Prescribing Document.

         (b) Unexpected AE - An AE that does not meet the criteria for an expected AE or an AE which is listed but differs from that event in terms of severity or specificity.

6. Associated with or related to the use of the drug is defined as: A reasonable possibility exists that the AE was caused by the drug.

7. Un-associated or unrelated to the use of the drug is defined as: A reasonable possibility exists that the AE may not have been caused by the drug.

8. NDA Holder is defined as: An "Applicant" as defined in 21 CFR Part 314.3(b), for regulatory approval of a product in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

9. IND Holder is defined as: A "Sponsor" as defined in 21 CFR Part 312.3(b) of an investigational new drug in any regulatory jurisdiction, including a holder of a foreign equivalent thereto.

10. Capitalized terms not defined in this Schedule 2.8 shall have the meaning assigned thereto in the Agreement.

11.      With respect to all Licensed Products, the parties agree as follows:

         (a) All initial reports (oral or written) for any and all Serious AEs as defined above which become known to either party (other than from disclosure by or on behalf of the other party) must be communicated by telephone, telefax or electronically directly to the other party and/or the NDA Holder, IND Holder (individually and collectively referred to as "Holders") within two (2) days of receipt of the information. Written confirmation of the Serious AE received by the party should be sent to the other party and/or the Holders as soon as it becomes available, but in any event within two working days of initial report of the Serious AE by such party.

         (b) All parties and Holders should exchange Medwatch and/or CIOMS forms and other health authority reports within two (2) working days of submission to any regulatory agency.

         (c) All initial reports and follow-up information received for all non-serious AEs for marketed Licensed Products which become known to a party (other than from disclosure by or on behalf of the other party) must be communicated in writing, by telefax or electronically to the other party and/or all Holders on a monthly basis, on Medwatch or CIOMs forms (where possible).

         (d) Each party shall coordinate and cooperate with the other whenever practicable to prepare a single written report regarding all Serious AEs, provided, however, that neither party shall be obligated to delay reporting of any AE in violation of applicable law or regulations regarding the reporting of adverse events.

12.      The parties further agree that:

         a)       a written report be forwarded to the other party within two
                  (2) working days of receipt by the party making the report, for AEs for animal studies which suggest a potential significant risk for humans;

         b) each party will give the other party a print-out or computer disk of all AEs reported to it and its Affiliates relating to Licensed Products within the last year, within 30 days of receipt of a request from the other party;

         c) upon request of a party, the other party shall make available its AE records relating to Licensed Products (including computer disks) for viewing and copying by the other party.

         d) disclosure of information hereunder by a party to the other party shall continue as long as either party and/or its Affiliates continue to clinically test or market Licensed Products.

         e) all written regulatory reports, including periodic NDA, annual IND, safety updates, or foreign equivalents thereto, etc. should be sent by a party to the other party within two (2) working days of submission to the appropriate regulatory agency. The parties shall agree on a procedure for preparing these reports.

13. Each party shall diligently undertake the following further obligations where both parties are or will be commercializing products hereunder and/or performing clinical trials with respect to product:

         a) to immediately consult with the other party, with respect to the investigation and handling of any Serious AE disclosed to it by the other party or by a third party and to allow the other party to review the Serious AE and to participate in the follow-up investigation;

         b) to immediately advise the other party of any Licensed Product safety communication received from a health authority and consult with the other party with respect to any product warning, labeling change or change to an investigators' brochure involving safety issues proposed by the other party, including, without limitation, to the safety issues agreed to by the parties;

         c) to diligently handle in a timely manner the follow-up investigation and resolution of each AE reported to it;

         d) to provide the other party mutually agreed upon audit rights of its AE reporting system and documentation, upon prior notice, during normal business hours, at the expense of the auditing party and under customary confidentiality obligations;

         e) to meet in a timely fashion from time to time as may be reasonably required to implement the adverse event reporting and consultation procedures described in this Schedule 2.8, including identification of those individuals in each party's Drug Safety group who will be responsible for reporting to and receiving AE information from the other party, and the development of a written standard operating procedure with respect to adverse event reporting responsibilities, including reporting responsibilities to investigators;

         f)       where possible, to transmit all data electronically;

         g) to report to each other any addenda, revisions or changes to this Agreement (e.g., change in territories, local regulations, addition of new licensors/licensees to the agreement, etc.) which might alter the adverse event reporting responsibilities hereunder;

         h) to utilize English as the language of communication and data exchange between the parties; and

         i) to develop a system of exchange of documents and information in the event that the Agreement involves more than two parties.

                                  SCHEDULE 5.3


                                 PRESS RELEASE




         IMMEDIATELY

Schering-Plough and Sepracor                                   Steve Galpin, Jr.
In Licensing Agreement                                            (973) 822-7415
On CLARITIN(R) Metabolite
                                                               William O'Donnell
                                                                  (973) 822-7476

MADISON, N.J., and MARLBOROUGH, Mass., Dec. 8, 1997 --Schering-Plough Corporation (NYSE: SGP) and Sepracor Inc. (Nasdaq: SEPR) today announced a licensing agreement giving Schering-Plough exclusive worldwide rights to Sepracor's patents covering descarboethoxyloratadine (DCL), an active metabolite of loratadine that in pre-clinical studies has shown the potential for greater potency. Loratadine is the active agent in the five formulations of Schering-Plough's CLARITIN(R) nonsedating antihistamine.

         Under terms of the agreement, Sepracor has exclusively licensed its DCL rights to Schering-Plough, which expects to develop and market the DCL product worldwide. Schering-Plough will pay Sepracor an upfront license fee of $5 million and royalties on DCL sales beginning at first product launch. Royalties paid to Sepracor will escalate over time and upon the achievement of sales volume and other milestones.

         "Schering-Plough is committed to expanding its portfolio of pharmaceuticals and to exploring all opportunities to strengthen individual product lines," said Thomas C. Lauda, executive vice president, global marketing, Schering-Plough Pharmaceuticals. "We see development of the DCL product as representing a potentially valuable addition to our CLARITIN franchise."


                                    - more -

         "This agreement further validates Sepracor's ICE(TM) strategy as a unique opportunity to extend the life cycle of major pharmaceutical franchises through proprietary therapeutic advances," said Timothy J. Barberich, Sepracor's president and chief executive officer. "We are pleased to be collaborating with Schering-Plough on this exciting program, which we believe may provide a platform for the evolution of the CLARITIN franchise."

         Sepracor's patent portfolio for DCL includes a U.S. method-of-use patent covering the use of DCL as a nonsedating antihistamine that expires in 2014 and U.S. patent filings covering pharmaceutical formulations and methods of treatment. Schering-Plough holds composition-of-matter patents on DCL in the United States, expiring in 2004, and in other countries. CLARITIN, the world's No. 1 antihistamine, had sales of $1.2 billion in 1996; sales in the 1997 first nine months totaled $1.3 billion.

         Sepracor is a specialty pharmaceutical company dedicated to developing and commercializing differentiated drugs for the treatment of respiratory, urology and pain disorders. Referred to as Improved Chemical Entities, or ICE(TM)s, these new single isomers or active metabolites may offer potential safety and/or efficacy benefits over their parent compounds and in some cases the opportunity for additional indications.

         Schering-Plough Pharmaceuticals is the worldwide pharmaceutical research and marketing units of Schering-Plough Corporation, a research-based company engaged in the discovery, development, manufacturing and marketing of pharmaceutical and health care products worldwide.

         SEPRACOR FORWARD-LOOKING STATEMENT: This news release contains forward-looking statements that involve risks and uncertainties, including statements with respect to the safety, efficacy and potential benefits of products under development. Among the factors tat could cause actual results to differ materially from those indicated by such forward-looking statements are: the results of the companies' clinical trials with respect to its products under development; the scope of the companies' patent protection with respect to such product candidates; the availability of sufficient funds to continue research and development efforts; and certain other factors that may affect future operating results and are detailed in the companies' periodic reports filed with the Securities and Exchange Commission.

         SCHERING-PLOUGH FORWARD-LOOKING STATEMENT: The information in this press release includes certain forward-looking information. Due to market factors and the nature of the product development and regulatory approval processes, the forward-looking statements contained in this press release are subject to risks and uncertainties. For further details and a discussion of these risks and uncertainties, see the company's Securities and Exchange Commission filings, including Exhibit 99 of the company's 1996 Form 10-K.

SEPRACOR CONTACTS: David P. Southwell, Executive Vice President and Chief financial Officer; Jean M. Devine, Director, Investor Relations; Jonae Barnes, Manager, public Relations, all at (508) 357-7300. Sepracor press releases are available through ann automated news fax line. To receive this or any recent releases via fax, call (800) 211-9662.

                                       ###


                                      III

                                 SCHEDULE 6.1(d)




1.       REVOLVING CREDIT AND SECURITY AGREEMENT
         between FLEET BANK and SEPRACOR INC.

                                 SCHEDULE 6.1(h)


Assignee:


Patent Family:


  Publication No           Date             Application No             Date
  --------------           ----             --------------             ----

                                 SCHEDULE 6.2(c)




1. EXCLUSIVE LICENSE AGREEMENT

by and between

the UNIVERSITY OF MASSACHUSETTS

and

SEPRACOR INC.

dated September 12, 1997





2. ASSIGNMENT

from

SEPRACOR INC.

to

the UNIVERSITY OF MASSACHUSETTS

dated September 12, 1997

                                 SCHEDULE 6.2(d)




1. EXCLUSIVE LICENSE AGREEMENT

by and between

the UNIVERSITY OF MASSACHUSETTS

and

SEPRACOR INC.

dated September 12, 1997





2. ASSIGNMENT

from

SEPRACOR INC.

to

the UNIVERSITY OF MASSACHUSETTS

dated September 12, 1997

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                     COMMISSION. ASTERISKS DENOTE OMISSIONS


                               SCHEDULE 6.2(e)



Assignee:                            [**]

Patent Family:

         Publication No    Date             Application No    Date
         --------------    ----             --------------    ----
                                     [**]

                    CONFIDENTIAL MATERIALS OMITTED AND FILED
                   SEPARATELY WITH THE SECURITIES AND EXCHANGE
                     COMMISSION. ASTERISKS DENOTE OMISSIONS


                                 SCHEDULE 6.2(h)



Assignee:                            [**]

Patent Family:

         Publication No    Date             Application No    Date
         --------------    ----             --------------    ----
                                     [**]

                                SCHEDULE 6.2(k)




                         1. EXCLUSIVE LICENSE AGREEMENT

                                 by and between

                         the UNIVERSITY OF MASSACHUSETTS

                                       and

                                  SEPRACOR INC.

                            dated September 12, 1997





                                  2. ASSIGNMENT

                                      from

                                  SEPRACOR INC.

                                       to

                         the UNIVERSITY OF MASSACHUSETTS

                            dated September 12, 1997

                                  SCHEDULE 6.5




                         1. EXCLUSIVE LICENSE AGREEMENT

                                 by and between

                        the UNIVERSITY OF MASSACHUSETTS

                                      and

                                 SEPRACOR INC.

                            dated September 12, 1997





                                 2. ASSIGNMENT

                                      from

                                 SEPRACOR INC.

                                       to

                        the UNIVERSITY OF MASSACHUSETTS

                            dated September 12, 1997

                                  SCHEDULE 9.2

                             ARBITRATION PROVISIONS

         (a) Scope. Subject to and in accordance with the terms of this Agreement and this Schedule 9.2, all differences, disputes, claims or controversies arising out of or in any way connected or related to this Agreement, whether arising before or after the expiration of the term of this Agreement, and including, without limitation, its negotiation, execution, delivery, enforceability, performance, breach, discharge, interpretation and construction, existence, validity and any damages resulting therefrom or the rights, privileges, duties and obligations of the parties under or in relation to this Agreement (including any dispute as to whether an issue is arbitrable) shall be referred to binding arbitration in accordance with the rules of the American Arbitration Association, as in effect at the time of the arbitration.

         (b) Parties to Arbitration. For the purposes of each arbitration under this Agreement, Schering shall constitute one party to the arbitration and Sepracor shall constitute the other party to the arbitration.

         (c) Notice of Arbitration. A party requesting arbitration hereunder shall give a notice of arbitration to the other party containing a concise description of the matter submitted for arbitration, including references to the relevant provisions of the Agreement and a proposed solution (a "Notice of Arbitration"). Notice of Arbitration shall be delivered to the other party in accordance with Section 9.7 of the Agreement.

         (d) Response. The non-requesting party must respond in writing within forty-five (45) days of receiving a Notice of Arbitration with an explanation, including references to the relevant provisions of the Agreement and a response to the proposed solution and suggested time frame for action.
The non-requesting party may add additional issues to be resolved.

         (e) Meeting. Within fifteen (15) days of receipt of the response from the non-requesting party pursuant to Paragraph (d), the parties shall meet and discuss in good faith options for resolving the dispute. The requesting party must initiate the scheduling of this resolution meeting. Each party shall make available appropriate personnel to meet and confer with the other party during such fifteen-(15) day period.

         (f) Selection of Arbitrator. Any and all disputes that cannot be resolved pursuant to Paragraphs (c), (d) and (e) shall be submitted to an arbitrator (the "Arbitrator") to be selected by mutual agreement of the parties. The Arbitrator shall be a retired judge of a state or federal court, to be chosen from a list of such retired judges to be prepared jointly by the parties, with each party entitled to submit the names of three such retired judges for inclusion in the list. No Arbitrator appointed or selected hereunder shall be an employee, director or shareholder of, or otherwise have any current or previous relationship with, any party or its respective Affiliates. If the parties fail to agree on the selection of the Arbitrator, the Arbitrator shall be designated by a judge of the Federal District Court in New Jersey upon application by either party.

         (g) Powers of Arbitrator. The Arbitrator may determine all questions of law and jurisdiction (including questions as to whether a dispute is arbitrable) and all matters of procedure relating to the arbitration. The Arbitrator shall have the right to grant legal and equitable relief (including injunctive relief) and to award costs (including reasonable legal fees and costs of arbitration) and interest. Nothing contained herein shall be construed to permit the Arbitrator to award punitive, exemplary or any similar damages.

         (h) Arbitration Procedure. In the event that Schering is the party requesting arbitration, the arbitration shall take place in Massachusetts unless otherwise agreed by the parties, at such place and time as the Arbitrator may fix for the purpose of hearing the evidence and representations that the parties may present. In the event that Sepracor is the party requesting arbitration, the arbitration shall take place in the State of New Jersey unless otherwise agreed by the parties at such place and time as the Arbitrator may fix for the purpose of hearing the evidence and representations that the parties may present. The arbitration proceedings shall be conducted in the English language. The law applicable to the arbitration shall be the law of the State of Delaware. No later than twenty (20) business days after hearing the representations and evidence of the parties, the Arbitrator shall make its determination in writing and deliver one copy to each of the parties.

         (i) Discovery and Hearing. During the meeting referred to in Paragraph
(e), the parties shall negotiate in good faith the scope and schedule of discovery, relating to depositions, document production and other discovery devices, taking into account the nature of the dispute submitted for resolution. If the parties are unable to reach agreement as to the scope and schedule of discovery, the Arbitrator may order such discovery as it deems necessary. To the extent practicable taking into account the nature of the dispute submitted for resolution, such discovery shall be completed within sixty (60) days from the date of the selection of the Arbitrator. At the hearing, which shall commence within twenty (20) days after completion of discovery unless the Arbitrator otherwise orders, the parties may present testimony (either live witness or deposition), subject to cross-examination, and documentary evidence. To the extent practicable taking into account the nature of the dispute submitted for resolution and the availability of the Arbitrator, the hearing shall be conducted over a period not to exceed thirty (30) consecutive business days, with each party entitled to approximately half of the allotted time unless otherwise ordered by the Arbitrator. Each party shall have sole discretion with regard to the admissibility of any evidence and all other matters relating to the conduct of the hearing.

         (j) Witness Lists. At least twenty (20) business days prior to the date set for the hearing, each party shall submit to each other party and the Arbitrator a list of all documents on which such party intends to rely in any oral or written presentation to the Arbitrator and a list of all witnesses, if any, such party intends to call at such hearing and a brief summary of each witness' testimony. At least five (5) business days prior to the hearing, each party must submit to the Arbitrator and serve on each other party a proposed findings of fact and conclusions of law on each issue to be resolved. Following the close of hearings, the parties shall each submit such post-hearing briefs to the Arbitrator addressing the evidence and issues to be resolved as may be required or permitted by the Arbitrator.

         (k) Confidentiality. The arbitration proceedings shall be confidential and, except as required by law, no party shall make, or instruct the Arbitrator to make, any public announcement with respect to the proceedings or decision of the Arbitrator without the prior written consent of the other party. The existence of any dispute submitted to arbitration and the award of the Arbitrator shall be kept in confidence by the parties and the Arbitrator, except as required in connection with the enforcement of such award or as otherwise required by law.

         (l) Awards and Appeal. Subject to the provisions of this Schedule 9.2, the decision of the Arbitrator shall be final and binding upon the parties in respect of all matters relating to the arbitration, the conduct of the parties during the proceedings, and the final determination of the issues in the arbitration. There shall be no appeal from the final determination of the Arbitrator to any court, except in the case of fraud or bad faith on the part of the Arbitrator or any party to the arbitration proceeding in connection with the conduct of such proceedings. Judgment upon any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

         (m) Costs of Arbitration. The costs of any arbitration hereunder shall be borne by the parties in the manner specified by the Arbitrator in its determination.

         (n) Performance of the Agreement. During the pendency of the arbitration proceedings, the matter which is the subject of such arbitration proceedings shall be performed by the parties (A) in the manner determined by Schering in its sole discretion if it is a matter arising out of Schering's development of Licensed Product, and (B) in the manner determined by Sepracor in its sole discretion if it is a matter involving payment of License Fees under
Section 3.1 and royalty payments under Sections 3.2 or 3.3. Notwithstanding the foregoing, in the event that Schering makes payments pursuant to Sections 3.1,
3.2 or 3.3 and it is subsequently determined by the Arbitrator that Schering was not required to make such payment(s) then Sepracor shall promptly repay to Schering all such payments. Further notwithstanding the foregoing, the time periods set forth in Section 2.5(b) of the Agreement shall be suspended during the pendency of the arbitration proceedings. For purposes of this Paragraph (n) the term "pendency of the arbitration proceeding" shall mean the period starting on the date on which arbitration proceedings are commenced by a party in accordance with Paragraph (c) of this Schedule 9.2 and ending on the date on which the Arbitrator delivers its final determination in writing to the parties.